UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

CERO THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40877	81-4182129
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

201 Haskins Way, Suite 230,
South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 407-2376

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CERO	Nasdaq Capital Market
Warrants, each warrant exercisable for one two-thousandth of a share of Common Stock	CEROW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 11, 2025, CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), received a letter (the “Bid Price Requirement Letter”) from the Listing Qualifications Department (the “Staff”) at The Nasdaq Stock Market (“Nasdaq”) notifying the Company that, for the 30 consecutive business day period between April 25, 2025 through June 9, 2025, the closing bid price for the Company’s common stock, par value $0.0001 per share (the “Common Stock”), has been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(a)(2), which is required for continued listing of the Common Stock on Nasdaq (the “Bid Price Requirement”).

The Bid Price Requirement Letter also indicated that the Company is not eligible for any compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A) because the Company effected a reverse stock split over the prior one-year period or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one.

The Company intends to timely request a hearing before the Hearings Panel. The Company’s securities will then remain listed and eligible for trading on the Nasdaq Capital Market at least pending the ultimate conclusion of any hearing process.

Effective at 12:01 a.m. ET on June 13, 2025, the Company effected a reverse stock split at a ratio of 1 new share for every 20 shares of Common Stock outstanding. The Common Stock began trading on the Nasdaq Capital Market on a post-split basis at the open of trading on such date. The closing bid price of the Common Stock on June 13, 2025 was $7.31 per share, which is well above the $1.00 per share minimum requirement. Nevertheless, there can be no assurance that the closing bid price will remain above such $1.00 per share minimum requirement for a sustained period of time nor, even if the closing bid price remains at such level, that the Hearings Panel will grant the Company’s appeal of the delisting determination. Accordingly, there can be no assurance that the Company will ultimately regain compliance and remain listed on the Nasdaq Capital Market.

Cautionary Note Regarding Forward Looking Statements

This communication contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the Company’s plans to appeal the Company’s intent or ability to regain compliance with the Bid Price Requirement, the outcome of a Nasdaq hearing and appeal process, and the anticipated actions by the Nasdaq Staff and the Company’s responses and their anticipated outcome, and the ability for the Company’s securities to remain listed on Nasdaq. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this communication, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When the Company discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company’s management.

Actual results could differ from those implied by the forward-looking statements in this communication. Certain risks that could cause actual results to differ include, among others: outcomes of the Company’s planned clinical trials and studies may not be favorable; that one or more of the Company’s product candidate programs will not proceed as planned for technical, scientific or commercial reasons; availability and timing of results from preclinical studies and clinical trials; uncertainty about regulatory approval to conduct clinical trials or to market a products; uncertainties regarding intellection property protection; and those set forth in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on April 15, 2025 and the latest quarterly filings, and the documents incorporated by reference therein. The risks described in the Company’s filings with the Securities and Exchange Commission are not exhaustive. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements made by the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2025	CERO THERAPEUTICS HOLDINGS, INC.

	By:	/s/ Chris Ehrlich
	Name:	Chris Ehrlich
	Title:	Chief Executive Officer

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